Exhibit 10.4

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of February 19, 2019, is between the undersigned stockholder (“Stockholder”) of the Carrols Public Entity (as hereinafter defined) and Cambridge Franchise Holdings, LLC, a Delaware limited liability company (“CFH”).

WHEREAS, Carrols Restaurant Group, Inc., a Delaware corporation (“Carrols”), Carrols Holdco Inc., a Delaware corporation (the “Company”), and CFH have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the acquisition by the Company of a wholly owned subsidiary of CFH, effected by the merger of such subsidiary with and into a wholly owned subsidiary of the Company, in consideration for the issuance by the Company to CFH of, among other things, shares of newly designated Series C Convertible Preferred Stock, in each case, pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, the Company has agreed in the Merger Agreement to provide each stockholder of the Company entitled to vote at the annual meeting of the stockholders of the Company to be held in 2019, or at any special meeting of the stockholders of the Company held prior to such date (as applicable, the “Stockholder Meeting”), a proxy statement soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for the stockholder approval contemplated by Section 6(b) of the NewCRG Series C Certificate of Designation (the “Issuance Resolutions”) and to use commercially reasonable efforts to solicit its stockholders to obtain such stockholder approval, and, if the Issuance Resolutions are not so approved at the Stockholder Meeting, to provide such a proxy statement at each subsequent annual or special meeting of the stockholders of the Company and continue to use commercially reasonable efforts to solicit its stockholders to obtain such stockholder approval until the Issuance Resolutions are so approved;

WHEREAS, in order to induce CFH to enter into the Merger Agreement, Stockholder has agreed to execute and deliver this Agreement and to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $0.01 per share, of the Carrols Public Entity (“Common Stock”) beneficially owned by Stockholder and set forth below Stockholder’s signature on the signature page hereto (the “Original Shares”) and any additional “Shares” (as defined in Section 1 below).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

The term “Carrols Public Entity” shall mean (a) prior to the Closing, Carrols and (b) from and after the Closing, the Company.

The term “Options” shall have the meaning set forth in Section 2(b).

The term “Shares” shall mean the Original Shares, as they may be adjusted due to the acquisition of additional shares of Common Stock or the transfer of Original Shares pursuant to Section 5 hereof.

The term “Transfer” shall have the meaning set forth in Section 5.

2.	Representations of Stockholder.

Stockholder represents and warrants to CFH that:

(a)	(i) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Original Shares free and clear of all Liens, and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)	Stockholder does not beneficially own any equity securities or voting securities of the Carrols Public Entity other than (i) the Original Shares and (ii) any options, warrants, restricted stock units or other rights to acquire any additional shares of Common Stock or any security exercisable for or convertible into shares of Common Stock and set forth on the signature page of this Agreement (collectively, “Options”).

(c)	Stockholder has full power and authority to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or creditors’ rights generally or principles of equity.

(d)	The consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder’s property or assets.

(e)	No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. If Stockholder is an individual, no consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

3.	Agreement to Vote Shares; Irrevocable Proxy.

(a)	Stockholder agrees that, during the term of this Agreement, it shall, and shall cause each holder of record of Shares to, vote the Shares at each annual or special meeting of the stockholders of the Carrols Public Entity at which the matters set forth in the following clause (i) or (ii), as applicable, are considered and at every adjournment or postponement thereof, and to execute a written consent or consents if stockholders of the Carrols Public Entity are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of the stockholders of the Carrols Public Entity or any adjournment or postponement thereof: (i) in favor of the Issuance Resolutions and (ii) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the matters contemplated by the Merger Agreement or the Issuance Resolutions.

(b)	Stockholder hereby appoints CFH and any designee of CFH, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement solely with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4.	No Voting Trusts or Other Arrangement.

Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with CFH.

5.	Additional Shares.

Stockholder agrees that all shares of Common Stock that Stockholder purchases or acquires the right to vote or of which Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

The parties agree that nothing in this Agreement shall be deemed to limit or restrict the Stockholder’s ability to, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of any of the Shares or Stockholder’s voting or economic interest therein; provided that either (a) such Transfer is made (i) in an open market transaction or (ii) by virtue of the Carrols Merger or (b) the transferee of such Transferred Shares agrees in a writing, reasonably satisfactory in form and substance to CFH, to be bound by all of the terms of this Agreement as if it were Stockholder for all purposes hereunder.

6.	Termination.

(a)	Subject to Section 6(b), this Agreement shall terminate upon the earliest to occur of (i) the date on which the Issuance Resolutions are approved by the stockholders of the Company as contemplated by Section 6(b) of the NewCRG Series C Certificate of Designation, (ii) the date on which the Merger Agreement is terminated in accordance with its terms and (iii) the date of any amendment to the Merger Agreement or any change to or modification of the NewCRG Series C Certificate of Designation, in each case which change is materially adverse to the Company or Stockholder.

(b)	The termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any provision of this Agreement prior to the termination of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 6(b) shall survive the termination of this Agreement.

7.	No Agreement as Director or Officer.

Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Carrols Public Entity or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions by Stockholder in stockholder’s capacity as such a director or officer, including in exercising rights of Carrols or the Company under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director of the Carrols Public Entity or to its stockholders.

8.	Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

9.	Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

10.	Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) immediately upon delivery by hand on a Business Day during regular business hours (or on the next Business Day if delivered by hand otherwise), (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon transmission via e-mail of a PDF document on a Business Day during regular business hours (or on the next Business Day if transmitted via email of a PDF document otherwise), or (d) three (3) Business Days after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10):

If to CFH, to the address or email address set forth for CFH in Section 10.02 of the Merger Agreement.

If to Stockholder, to the address or email address set forth for Stockholder on the signature page hereof.

11.	Miscellaneous.

(a)	This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b)	The parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the federal courts of the United States of America located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement.

(c)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(c).

(d)	The parties acknowledge that they have participated jointly in the negotiation and execution of this Agreement and hereby waive the application of any Law of construction that would provide that any ambiguity in this Agreement or any other agreement or document will be construed against the party drafting such agreement or document.

(e)	If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(f)	This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(g)	Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(h)	All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(i)	The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by the parties thereto, and the parties hereto agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(j)	Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that CFH may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Any assignment contrary to the provisions of this Section 11(j) shall be null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CAMBRIDGE FRANCHISE HOLDINGS, LLC

By:	/s/ Matthew Perelman
	Name:	Matthew Perelman
	Title:	Co-President

By:	/s/ Alex Sloane
	Name:	Alex Sloane
	Title:	Co-President

Paul R. Flanders

/s/ Paul R. Flanders

Number of shares of Company Common Stock beneficially owned as of the date of this Agreement: 350,411

Number of Options beneficially owned as of the date of this Agreement: 0

Address: c/o Carrols Restaurant Group, Inc., 968 James Street, Syracuse, NY 13203

[Signature Page to Voting Agreement]